Exhibit 10.13

Guarantee

The entities listed in Schedule 1 and JPMorgan Chase Bank, N.A. as Lender	(1) (2)

Ref: KH06 Burges Salmon LLP www.burges-salmon.com Tel: +44 (0) 117 939 2000 Fax: +44 (0)117 902 4400

CONTENTS

Clause	Heading	Page
1	DEFINITIONS AND INTERPRETATION	1
2	GUARANTEE	5
3	PAYMENTS AND TAXES	10
4	REPRESENTATIONS AND WARRANTIES	11
5	COVENANTS	13
6	BENEFIT OF THIS GUARANTEE	14
7	COSTS AND EXPENSES	14
8	STAMP TAXES	14
9	CERTIFICATES AND DETERMINATIONS	15
10	SET-OFF	15
11	ASSIGNMENT	15
12	AMENDMENTS	16
13	NOTICES	16
14	REMEDIES AND WAIVERS	16
15	PARTIAL INVALIDITY	17
16	EXECUTION OF GUARANTEE AS A DEED	17
17	COUNTERPARTS	17
18	PERPETUITY PERIOD	17
19	GOVERNING LAW	17
20	ENFORCEMENT	17
Schedule 1 - Guarantors		18
Schedule 2 - Principals		18

THIS GUARANTEE is made as a deed on the 18 day of March 2011

BETWEEN:

(1)	THE ENTITIES LISTED IN SCHEDULE 1 (each a "Guarantor" and together the "Guarantors"); and

(2)	JPMORGAN CHASE BANK, N.A. (the "Lender").

BACKGROUND:

(A)
By an agreement (the "Facility Agreement") dated on or about the date of this Guarantee and made between the Borrower (as defined below) (1) and the Lender (2), the Lender has agreed, upon and subject to the terms and conditions of the relevant documentation, to make available certain financial facilities to the Borrower.

(B)	The execution and delivery of this Guarantee is a condition precedent to the Lender making the facilities available under the Facility Agreement.

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Guarantee:

"Borrower" means Femcare Group Limited (registered in England no. 5147637) whose registered office is at Stuart Court, Spursholt Place, Salisbury Road, Romsey, Hampshire SO51 6DJ;

"Business Day" means a day (other than Saturday or Sunday) on which banks are open for general business in London;

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge, or be responsible directly or indirectly for, any indebtedness or liabilities of a Principal or any other person liable and includes security documents (and "Collateral Instrument" shall be construed accordingly);

"Default Rate" means two per cent per annum over the rate which would have been payable by the relevant Principal pursuant to its facility agreements with the Lender;

"Dissolution" of a person includes the amalgamation, reconstruction (other than as a part of a solvent reconstruction or amalgamation the terms of which have been expressly approved by the Lender), reorganisation, administration, administrative or other receivership or dissolution or liquidation of that person or the entry by that person into a voluntary arrangement or composition or similar arrangement with any of its creditors, and any equivalent  or analogous proceeding or arrangement in any jurisdiction by whatever name known and any step taken (including the giving or filing of notice in relation to the appointment of an administrator or the making of an application or formal request or the presentation of a petition or the passing of a resolution or the making of an order or any other measures as may be competent) for or with a view to any of the foregoing;

"Expenses" means all costs, charges, losses, liabilities, expenses and other sums (including, but not limited to, legal, accountants' and other professional fees) and any Taxes thereon;

"Guarantee" includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

"Guaranteed Obligations" means, all obligations and liabilities of any kind of each Principal from time to time owed to the Lender, whether they are:

(a)	to pay money or perform ( or not to perform) any other act;

(b)	express or implied;

(c)	present, future, actual or contingent;

(d)	joint or several;

(e)	incurred as principal or surety or in any other manner;

(f)	originally owing to the person claiming performance or acquired by that person from someone else;

(g)	denominated in Sterling or in any other currency; or

(h)	incurred on any banking account or in any other manner whatsoever and include, but are in no way limited to, all such obligations and liabilities of the Borrower under or in connection with the Facility Agreement and any and all obligations, contingent or otherwise, whether now existing or hereafter arising under or in connection with Hedging Agreements (as defined under Facility Agreement);

"Guaranteed Period" means the period commencing on the date of this Guarantee and ending on the date on which the last Guarantor is irrevocably, unconditionally and expressly  released from any further guarantee or other obligation under this Guarantee by the Lender;

"Incapacity" means in relation to a person the insolvency, liquidation, Dissolution, winding-up, administration, receivership, or other incapacity or any analogous proceeding of or in relation to  that person whatsoever;

"Party" means a party to this Guarantee;

"Principal" means each of the entities listed in Schedule 2;

"Proceeding" means any litigation, arbitration or administrative proceeding, suit or action under the laws of any jurisdiction of or before any court, arbitral or administrative body or agency;

"Taxes" includes all present and future taxes, levies, assessments, imposts, duties or other  charges or withholding of a similar nature (including any penalties or late interest payable in connection with any failure to pay or delay in paying any of the same and "Taxation" shall be construed accordingly;

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under this Guarantee;

"Termination Date" has the meaning given to that term by clause 2.7

"Value Added Tax" means  value added tax charged in accordance with the provisions of the Value Added Tax Act 1994 and any other tax on value or turnover which is enacted in addition to or in substitution for it.

1.2	Definitions in the Facility Agreement/other

Unless the contrary intention appears, a term defined in the Facility Agreement has the same meaning when used in this Guarantee.

1.3	Construction of particular terms

In this Guarantee, unless a contrary indication appears, any reference to:

(a)	an "amendment" includes amendment, implementation, novation, re-enactment, replacement, reinstatement or variation and "amend" will be considered accordingly;

(b)	"assets" includes present and future properties, revenues and rights of every description whether or not contingent and whether tangible or intangible;

(c)	a "company" includes any company, corporation or other body corporate, wherever and however incorporated or established;

(d)	the "Guarantor" or the "Lender" shall be construed so as to include any permitted successors, permitted assigns and permitted transferees of that person;

(e)
"this Guarantee" or any other agreement, deed, document or instrument is a reference to this Guarantee or other agreement, deed, document or instrument as it may have been amended, supplemented, replaced or novated from time to time and includes a reference to any agreement, deed, document or instrument which amends, supplements, replaces, novates or is entered into, made or given pursuant to or in accordance with any of the terms of this Guarantee or, as the case may be, the relevant agreement, deed, document or instrument;

(f)
a "guarantee" includes references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any financial indebtedness and "guaranteed" shall be construed accordingly;

(g)	the word "including" and the phrase "and includes" are each without limitation;

(h)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(i)
"law" includes common or customary law, principles of equity and any constitution, code of practice, decree, judgement, decision, legislation, order, ordinance, regulation, bye-law, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, guideline, request, rule or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, guideline, request, rule or requirement is intended to apply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(j)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state, or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) and includes that persons permitted successors and assigns;

(k)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being a regulation, rule, directive, request or guideline with which a prudent person carrying on the same or similar business as the Principal would comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(l)
"rights" includes all rights, title, benefits, powers, privileges, interests, claims, authorities, discretions, remedies, liberties, easements, quasi-easements and appurtenances (in each case, of every kind, present, future and contingent);

(m)
"security" or "security interest" includes any mortgage, charge, pledge, lien, security assignment, hypothecation or, trust or other arrangement for the purpose of providing security and any other encumbrance or security interest of any kind having the effect of securing any obligation of any person (including, without limitation, the deposit of moneys, property or title documents with a person with the intention of affording such person a right of set-off or lien) and any other agreement or any other type of arrangement having a similar effect.

1.4	Interpretation

(a)	Unless a contrary indication appears in this Guarantee:

(i)	words importing the singular shall include the plural and vice versa;

(ii)
a reference to any party or person shall be construed as including its and any subsequent successors in title, permitted transferees and permitted assigns, in each case in accordance with their respective interests; and

(iii)
references to any provision of any law or regulation are to be construed as referring to that provision as it may have been, or may from time to time be, extended, amended or re-enacted, and as referring to all bye-laws, instruments, orders, regulations or subordinate legislation for the time being made under or deriving validity from that provision.

(b)	Section, clause, sub-clause and Schedule headings are for ease of reference only and shall be ignored in construing this Guarantee.

(c)	The table of contents to this Guarantee does not affect is interpretation.

1.5	Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any terms of this Guarantee but any third party right which exists or is available independently of that Act is preserved.

2	GUARANTEE

2.1	Covenant to pay

Each Guarantor irrevocably and unconditionally, jointly and severally guarantees to the Lender to punctually pay and discharge on demand all Guaranteed Obligations now or hereafter due, owing or incurred to the Lender as and when the same become due for payment or discharge whether by acceleration or otherwise.

2.2	Guarantor as principal debtor and indemnity

As a separate and independent stipulation, each Guarantor agrees that if any purported obligation or liability of any Principal which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against that Principal on any ground whatsoever whether or not known to the Lender, the Guarantor shall nevertheless be liable to the Lender in respect of that purported obligation or liability as if the same were fully valid and enforceable and that Guarantor was the principal debtor in respect thereof.  As an original and independent obligation, each Guarantor hereby agrees to keep the Lender fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of any Principal to perform or discharge any such purported obligation or liability or resulting from any of the obligations of a Principal in respect of any Guaranteed Obligations being or becoming void or voidable or unenforceable or ineffective against that Principal (including all Expenses incurred by the Lender in preserving or enforcing or attempting to preserve and enforce its rights under this Guarantee).

2.3	Interest

The Guarantor will pay interest (as well after as before judgment) on:

(a)	each amount demanded of it under this Guarantee; and

(b)	any Expenses or other amounts payable by the Guarantor under or in connection with this Guarantee at the Default Rate.  Such interest shall accrue daily (as well after or before judgement) from and including the date when the relevant amount or Expense first became due and be compounded monthly until actual payment or discharge.

2.4	Statements of account conclusive

Any statement of account of a Principal or a Guarantor, signed as correct by an authorised signatory of the Lender and showing the amount of the Guaranteed Obligations shall, in the absence of manifest error, be binding and conclusive on and against that Guarantor.

2.5	No security taken by the Guarantors

Each Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Obligations have been paid or discharged in full, it shall not take or receive, the benefit of any security interest from any Principal or any other person in respect of that Guarantor's obligations under this Guarantee.

2.6	Continuing security and other matters

This Guarantee shall:

(a)
secure the ultimate balance from time to time owing to the Lender by any Principal and shall be a continuing security for the benefit of the Lender, notwithstanding any intermediate discharge or payment in whole or in part, settlement  of account or other matter whatsoever;

(b)	be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Lender; and

(c)
not be in any way prejudiced or affected by the existence of any Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

2.7	Termination of Liability

(a)	No Guarantor shall have any right to determine its liability under this Guarantee (whether by notice to the Lender or by any other means) at any time during the Guaranteed Period.

2.8	New accounts

If this Guarantee ceases to be continuing for any reason whatsoever the Lender may open a new account in the name of a Guarantor and the liability of that Guarantor under this Guarantee shall not in any manner be reduced or affected by any subsequent transactions or receipts or payments into or out of any such account.   If it does not open such new account, it shall nevertheless be treated as if it had done so at the time when this Guarantee ceased to be a continuing security and, as from that time, all payments made by that Guarantor to the Lender or received by the Lender for the account of that Guarantor shall be credited or treated as having been credited to a new account and will not operate to reduce the Guaranteed Obligations of that Guarantor owing under this Guarantee at any time.

2.9	Liability unconditional

The liability of each Guarantor shall not be affected nor shall this Guarantee be discharged, reduced, prejudiced or affected by:

(a)	any Incapacity of or in relation to any Guarantor or any other person liable;

(b)
the Lender or any other person granting any time or waiver, or any other indulgence or concession to, or compounding with, discharging, releasing or varying the liability of any Principal or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Principal or any other person; or

(c)	any variation or amendment of, or waiver or release granted under or in connection with any facility agreement or any other security or any guarantee or indemnity or other document; or

(d)
the taking, holding, failure to take or hold, varying, realisation, non-enforcement, non- perfection or release by the Lender or any other person of any other security or any guarantee or indemnity or other document; or

(e)	any change in the constitution of any Principal; or

(f)
any amalgamation, merger or reconstruction that may be effected by the Lender with any other person, including, but not limited to, any reconstruction by the Lender  involving the formation of a new company or other extent any with separate legal personality and the transfer of all or any of its assets to that company or other extent any with separate legal personality, or any sale or transfer of the whole or any part of the undertaking and assets of the Lender to any other person; or

(g)	the existence of any claim, set-off or other right which any Principal may have at any time against the Lender or any other person; or

(h)
the making or absence of any demand for payment or discharge of any Guaranteed Obligations of any Principal or any other person, whether by the Lender or any other person; or any arrangement or compromise entered into by the Lender with any Principal or any other person; or

(i)
any other thing done or omitted or neglected to be done by the Lender or any other person or any other dealing, fact, matter or thing which, but for this provision, might operate to discharge, prejudice or affect any of the liability of any Principal, or any Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate any Guarantor.

2.10	Collateral Instruments

The Lender shall not be obliged to make any claim or demand on any Principal or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to any of them before enforcing this Guarantee and no action taken or omitted by the Lender in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of any Guarantor under this Guarantee nor shall the Lender be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Obligations.

2.11	Immediate recourse

The Lender need not, before exercising any of the rights, title, benefit and interest conferred upon it by this Guarantee or by law:

(a)	take action or obtain judgement against any Principal or any other person in any court;

(b)	make or file any claim or proof in the liquidation of any Principal or any other person; or

(c)	enforce or seek to enforce the recovery of the moneys and liabilities hereby secured or enforce or seek to enforce any other security interest or guarantee.

2.12	Non-competition

(a)
Until all the Guaranteed Obligations have been unconditionally and irrevocably paid and discharged in full, a Guarantor shall not (other than with the prior consent of the Lender and pursuant to and in accordance with this Guarantee) exercise any rights it may have by reason of performance by it of its obligations under this Guarantee or by reason of any amount being payable or liability arising under this Guarantee:

(i)	to claim, rank, prove or vote as a creditor of any Principal or its estate; or

(ii)
to receive, claim or have the benefit of any payment, guarantee, distribution or security from or on account of any such party, or exercise any right of combination, counter-claim, "flawed-asset" arrangement or set-off as against such person.

(b)
Each Guarantor will hold on trust for, and forthwith pay or transfer to, the Lender in accordance with any facility agreement with the Lender to which the relevant Principal is a party, any payment or distribution or the benefit of any guarantee or security received or receivable by it contrary to the above.  If a Guarantor exercises any right of set-off, counterclaim or combination contrary to the above, it will forthwith pay an amount equal to the amount set-off, counterclaimed or combined to the Lender to be distributed in accordance with any facility agreement with the Lender to which the relevant Principal is a party.

2.13	Waiver of Guarantor's rights

(a)	Until all the Guaranteed Obligations have been paid, discharged or satisfied in full each Guarantor agrees that, without the prior written consent of the Lender, it shall not:

(i)	exercise its rights of subrogation, reimbursement and indemnity against any Principal or any other person liable;

(ii)
demand or accept repayment in whole or in part of any indebtedness now or hereafter due to it from any Principal or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

(iii)	take any step to enforce any right against any Principal or any other person liable in respect of any Guaranteed Obligations; or

(iv)
claim any set-off or counterclaim against any Principal or any other person liable or claim or prove in competition with the Lender in the liquidation of any Principal or any other person liable or have the benefit of, or share in, any payment from or composition with, any Principal or any other person liable or any other Collateral Instrument now or hereafter held by any of the Lender for any Guaranteed Obligations or for the obligations or liabilities of any other person liable.

Notwithstanding the preceding provisions of this clause 2.13(a), if so directed by the Lender, each Guarantor will prove for the whole or any part of its claim in the liquidation of any Principal or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Lender and applied in or towards discharge of the Guaranteed Obligations in accordance with the provisions of any facility agreement with the Lender to which the relevant Principal is a party.

2.14	Suspense accounts

Any moneys received in connection with this Guarantee (whether before or after any Incapacity of a Principal or a Guarantor) may be placed to the credit of a suspense account with a view to preserving the rights of the Lender to prove for the whole of its claims against any Principal or any other person liable or may be applied in or towards satisfaction of such of the Guaranteed Obligations as the Lender may from time to time conclusively determine in its absolute discretion.

2.15	Settlements conditional

(a)
Any release, discharge or settlement between a Guarantor and the Lender shall be conditional upon no security, disposition or payment to the Lender by any Principal or any other person liable being void, set aside or ordered to be refunded pursuant to any requirement having the force of  law and if such condition shall not be fulfilled the Lender shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

(b)
Where any such re-assignment, release, settlement or discharge is made in whole or in part on the faith of any payment, guarantee, security or other disposition, transaction or arrangement which is or is required to be repaid, restored or otherwise avoided, invalidated or reduced by virtue of any requirement having the force of law, any such re-assignment, release, settlement or discharge of, or other arrangement in connection with, any guarantee or other obligation of any Guarantor under this Guarantee shall ipso facto be treated as null and void and shall for all purposes be deemed not to have occurred, and the Lender shall be entitled to recover the value or amount of any such payment, guarantee, security or other disposition and the relevant Guaranteed Obligations shall continue as if the re-assignment, release, settlement or discharge had not occurred.

2.16	Guarantor to deliver up certain property

If, contrary to clause 2.12 or 2.13, any Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Lender and shall be delivered to the Lender on demand.

2.17	Retention of this Guarantee

The Lender shall be entitled to retain this Guarantee after as well as before payment or discharge of all the Guaranteed Obligations and/or the end of the Guaranteed Period for such period as the Lender may determine.

3	PAYMENTS AND TAXES

3.1	No set-off or counterclaim

All payments to be made by a Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and without any Tax Deduction, unless a Tax Deduction is required by law.  Promptly upon a Guarantor becoming aware that it must make a Tax Deduction (or that there is a change in the rate or basis of a Tax Deduction) that Guarantor will notify the Lender accordingly. Similarly, the Lender will notify each Guarantor upon becoming so aware in respect of a payment to be made to it.

3.2	Gross up for Tax Deductions

If a Tax Deduction is required by law to be made by a Guarantor, the amount of the payment due from that Guarantor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.  If a Guarantor is required to make a Tax Deduction, that Guarantor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

4	REPRESENTATIONS AND WARRANTIES

4.1	Giving of Representations

Each Guarantor gives the representations and warranties set out in this Clause 4 to the Lender.

4.2	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

4.3	Binding obligations

The obligations expressed to be assumed by under this Guarantee are, subject to any general principles of law as at the date of this Guarantee limiting its obligations, legal, valid, binding and enforceable obligations.

4.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Guarantee does not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries' constitutional documents ; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

4.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Guarantee and the transactions contemplated by this Guarantee.

4.6	Validity and admissibility in evidence

All authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under this Guarantee; and

(b)	to make this Guarantee admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

4.7	Governing law and enforcement

(a)	The choice of English law as the governing law of this Guarantee will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in England in relation to this Guarantee will be recognised and enforced in its jurisdiction of incorporation.

4.8	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under this Guarantee.

4.9	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Guarantee or the transactions contemplated by this Guarantee.

4.10	Pari passu ranking

Its payment obligations under this Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

4.11	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

4.12	Times for making representations and warranties

Unless expressly provided to the contrary:

(a)	each of the representations and warranties set out in this Guarantee are made by each Guarantor on the date of this Guarantee;

(b)	each representation and warranty under this Guarantee is deemed to be repeated by each Guarantor on each date during the Guaranteed Period; and

(c)	when a representation and warranty is deemed to be repeated, it is deemed to be made by reference to the circumstances existing at the time of repetition.

5	COVENANTS

5.1	Giving of Covenants

Each Guarantor gives and makes the covenants, undertakings and agreements to the Lender set out in this Clause 5.

5.2	Authorisations

Each Guarantor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Lender of,

any authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under this Guarantee and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Guarantee.

5.3	Compliance with laws

Each Guarantor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under this Guarantee.

5.4	Notice of default

Each Guarantor shall immediately notify the Lender of any breach of the representations and warranties set out in Clause 4 and the steps, if any, being taken to remedy it promptly upon becoming aware of its occurrence or existence unless a Guarantor is aware that a notification has already been provided by another Guarantor.

5.5	Timing of covenants

The covenants, undertakings and agreements given and made by each Guarantor in this Guarantee are given to the Lender and will remain in force throughout the Guaranteed Period.

6	BENEFIT OF THIS GUARANTEE

6.1	Benefit and burden

This Guarantee shall be binding upon each Guarantor and its successors in title and shall inure for the benefit of the Lender for the benefit of itself and each of its successors in title, assignees and transferees.

6.2	Changes in constitution or reorganisations of the Lender

For the avoidance of doubt and without prejudice to the provisions of clause 6.1, this Guarantee shall remain binding on each Guarantor not withstanding any change in the constitution of the Lender or absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of the Lender in the same manner as if such assignee, transferee or other successor in title had been named in this Guarantee instead of, or in addition to, the Lender.

7	COSTS AND EXPENSES

Each Guarantor shall indemnify the Lender against, and shall pay to the Lender within three Business Days of demand an amount equal to, all Expenses reasonably and properly expended, paid, incurred or debited on account by the Lender in connection with:

7.1	the negotiation, preparation, printing, execution, stamping, filing, registration and perfection of this Guarantee and any other document referred to in this Guarantee;

7.2	any waiver or consent in relation to this Guarantee or any other document referred to in this Guarantee;

7.3	any variation, amendment, extension or modification of, or supplemental to, this Guarantee or any other document referred to in this Guarantee; and

7.4
the enforcement, preservation, protection or realisation, or attempted enforcement , protection or realisation of any of the Lender's rights and remedies under or in connection with this Guarantee or of any Guaranteed Obligation or any other document referred to in this Guarantee or in connection with any Proceedings in relation to any of the foregoing.

8	STAMP TAXES

The Guarantor shall pay promptly, and in any event before any penalty becomes payable, all stamp, registration, documentary and similar Taxes, if any, payable in connection with the entry into, performance, enforcement or admissibility in evidence of this Guarantee and shall indemnify the Lender against any cost, loss or liability with respect to, or resulting from any delay in paying or omission to pay, any such Tax.

9	CERTIFICATES AND DETERMINATIONS

9.1	Accounts

In any Proceedings arising out of or in connection with this  Guarantee, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

9.2	Certificates and Determinations

Any certification or determination by the Lender of a rate or amount under this Guarantee is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

10	SET-OFF

10.1
The Lender may (but shall not be obliged to) set off against any obligation of a Guarantor due and payable by it to or for the account of the Lender under this Guarantee and not paid on the due date or, where applicable, within any grace period for payment, any moneys held by the Lender for the account of that Guarantor at any office of the Lender anywhere and in any currency, whether or not matured.  If any such obligation is un-liquidated or unascertained, the Lender may set off in an amount estimated by it in good faith to be amount of that obligation.  The Lender may effect such currency exchanges at such rates as it considers are appropriate to implement the set-off and any usual charges and all applicable Taxes in relation to such currency exchanges shall be paid by that Guarantor within 3 Business Days of demand.  If the Lender has set off, it shall give prompt notice of that fact to that Guarantor;

10.2
This clause 10 is intended to give rise to rights in contract only and is not intended to constitute or create or give rise to a security interest of any kind over any asset of a Guarantor.  If and to the extent that any right conferred by this clause 10 would, notwithstanding the foregoing sentence constitute, create or give rise to any security interest such right shall be of no effect.

11	ASSIGNMENT

11.1	Assignment by the Lender

The Lender may, at any time, without the consent of any Guarantor, assign or transfer any of its rights and obligations under this Guarantee.

11.2	Assignment by Guarantor

The rights, interests and obligations of each Guarantor under this Guarantee are personal to it. Accordingly, they are not capable of being assigned, transferred or delegated in any manner. Each Guarantor undertakes that it shall not at any time assign or transfer, or attempt to assign or transfer, any of its rights, interests or obligations under or in respect of this Guarantee to any person.

12	AMENDMENTS

This Guarantee may only be amended, modified or waived in any respect whatsoever, with the prior consent of the Lender.

13	NOTICES

13.1	Communications in writing

Any communication to be made under or in connection with this Guarantee shall be made in writing and, unless otherwise specifically agreed between the sending and receiving Parties, may be made by fax or letter.

13.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Guarantee is that identified with its name below or any substitute address, fax number or department or officer as the party may notify to the other parties by not less than five Business Days' notice.

13.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with this Guarantee will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address.

(b)
Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Lender shall specify for this purpose).

13.4	Approvals etc. to be in writing

Except if expressly provided to the contrary, any designation, approval, consent, direction, notification, waiver or matter required to be given or made to or specified by the Lender under or pursuant to this Guarantee must be given or made in writing for it to be effective.

14	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender any right or remedy under this Guarantee or provided by law shall operate as a waiver, nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Guarantee are cumulative and not exclusive of any right or remedies provided by law.

15	PARTIAL INVALIDITY

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

16	EXECUTION OF GUARANTEE AS A DEED

Each of the parties to this Guarantee intends it to be a deed and confirms that it is executed and delivered as a deed, in each case notwithstanding the fact that any one or more of the parties may only execute this Guarantee under hand.

17	COUNTERPARTS

This Guarantee may be executed in any number of counterparts (each of which shall constitute an original of this Guarantee), and this has the same effect as if the signatures on the counterparts where on a single copy of the Guarantee.

18	PERPETUITY PERIOD

The perpetuity period of the any trust created under this Guarantee shall be 125 years.

19	GOVERNING LAW

This Guarantee and any dispute or claim arising and if or in connection with it or its subject matter or formation (including any non-contractual disputes or claims) shall be governed by English law.

20	ENFORCEMENT

20.1	Jurisdiction

(a)
The courts of England are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee or its subject matter or formation (including non-contractual disputes or claims or disputes regarding the existence, validity, determination or expiration of this Guarantee or the rights expressed to be conferred by it (a "Dispute").

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This clause 20.1 is for the benefit of the Lender only. As a result the Lender shall not  be prevented from taking Proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent Proceedings in any number of jurisdictions.

Schedule 1

Guarantors

Company name	Company number	Registered office
Femcare Group Limited	05147637	Stuart Court, Spursholt Place, Salisbury Road, Romsey, Hampshire SO51 6DJ
Femcare (Holdings) Limited	03788956	Stuart Court, Spursholt Place, Salisbury Road, Romsey, Hampshire SO51 6DJ
Femcare Distribution Limited	04329399	Stuart Court, Spursholt Place, Salisbury Road, Romsey, Hampshire SO51 6DJ
Femcare-Nikomed Limited	02301779	Stuart Court, Spursholt Place, Salisbury Road, Romsey, Hampshire SO51 6DJ

Schedule 2

Principals

Company name	Company number	Registered office
Femcare Group Limited	05147637	Stuart Court, Spursholt Place, Salisbury Road, Romsey, Hampshire SO51 6DJ
Femcare (Holdings) Limited	03788956	Stuart Court, Spursholt Place, Salisbury Road, Romsey, Hampshire SO51 6DJ
Femcare Distribution Limited	04329399	Stuart Court, Spursholt Place, Salisbury Road, Romsey, Hampshire SO51 6DJ
Femcare-Nikomed Limited	02301779	Stuart Court, Spursholt Place, Salisbury Road, Romsey, Hampshire SO51 6DJ

THE GUARANTORS

SIGNED as a DEED by	)
FEMCARE GROUP LIMITED	)
)
acting by a director	)	/s/ Paul O. Richins
Director

in the presence of:

Witness Signature        /s/ Kevin L. Cornwell........................

Witness Full Name        Kevin L. Cornwell.............................

Witness Address          7043 South 300 West........................

 Midvale, UT 84047............................

......................................................................

......................................................................

Witness Occupation .................................................................

SIGNED as a DEED by	)
FEMCARE (HOLDINGS) LIMITED	)
)
acting by a director	)	/s/ Paul O. Richins
Director

in the presence of:

Witness Signature        /s/ Kevin L. Cornwell........................

Witness Full Name        ............................................................

Witness Address          ............................................................

                                         .............................................................

                                         .............................................................

                                         .............................................................

                                         .............................................................

Witness Occupation.................................................................

SIGNED as a DEED by	)
FEMCARE DISTRIBUTION LIMITED	)
)
acting by a director	)	/s/ Paul O. Richins
Director

in the presence of:

Witness Signature /s/ Kevin L. Cornwell...............................

Witness Full Name ...................................................................

Witness Address ......................................................................

                                 .....................................................................

Witness Occupation.................................................................

SIGNED as a DEED by	)
FEMCARE-NIKOMED LIMITED	)
)
acting by a director	)	/s/ Paul O. Richins
Director

in the presence of:

Witness Signature        /s/ Kevin L. Cornwell........................

Witness Full Name....................................................................

Witness Address.......................................................................

                              ........................................................................

Witness Occupation.................................................................

THE LENDER

SIGNED for and on behalf of	)
JPMORGAN CHASE BANK, N.A.	)

/s/ Lynn Goodale
Authorised Signatory